As filed with the Securities and Exchange Commission on May 31, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Taylor Morrison Home Corporation

(Exact name of Registrant as specified in its charter)

Delaware	90-0907433
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

4900 N. Scottsdale Road, Suite 2000

Scottsdale, AZ 85251

(Address, including zip code, of Registrant’s principal executive offices)

Taylor Morrison 2013 Omnibus Equity Incentive Plan, As Amended

(Full title of the plan)

Darrell C. Sherman, Esq.

Executive Vice President and Chief Legal Officer

4900 N. Scottsdale Road, Suite 2000

Scottsdale, AZ 85251

(480) 840-8100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPIES TO:

John C. Kennedy, Esq.

Lawrence G. Wee, Esq.

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas New York,

New York 10019–6064

(212) 373-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A common stock, par value $0.00001 per share	6,221,504(2) shares	$23.54(3)	$146,454,204.16(3)	$16,974.04

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends or similar transactions.
(2)	Consists of shares of common stock issuable in respect of awards to be granted under the Taylor Morrison Home Corporation 2013 Omnibus Equity Award Plan, as amended.
(3)	Pursuant to Rule 457(c) and (h) under the Securities Act, the proposed maximum offering price per share was determined based on the average of the high and low prices of Taylor Morrison Home Corporation’s common stock reported by the New York Stock Exchange on May 24, 2017.

EXPLANATORY NOTE

Taylor Morrison Home Corporation (the “Company”) is filing this registration statement to register an additional 6,221,504 shares of its Class A common stock, par value $0.00001 per share (the “Common Stock”), for issuance under the Taylor Morrison 2013 Omnibus Equity Award Plan (as amended and restated from time to time, the “2013 Plan”). An amendment to increase the number of shares available to be awarded under the 2013 Plan from 7,956,955 shares to 14,178,459 shares was described in the Company’s definitive proxy statement, filed with the Securities Exchange Commission (the “Commission”) on April 19, 2017 and was approved by the Company’s shareholders on May 31, 2017. The Company previously filed a Registration Statement on Form S-8 on April 11, 2013 (File No. 333-187884, the “Initial Form S-8”) to register the 7,956,955 shares of Common Stock initially authorized for issuance under the 2013 Plan. Pursuant to General Instruction E to Form S-8, the contents of the Company’s Registration Statement on the Initial Form S-8 are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein. Only those items of Form S-8 containing new information not contained in the Initial Form S-8 are presented herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents filed with the Commission by the Company are incorporated by reference in this Registration Statement:

1.	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (filed on February 21, 2017);

2.	The Company’s definitive proxy statement on Schedule 14A for the fiscal year ended December 31, 2016 (filed on April 19, 2017);

3.	The Company’s Current Reports on Form 8-K (filed on February 6, 2017, March 22, 2017, March 27, 2017, April 19, 2017 and May 5, 2017); and

4.	The description of the Class A common stock set forth in the Company’s Registration Statement on Form 8-A filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on April 10, 2013, and any amendment or report filed for the purpose of updating any such description.

In addition, all reports and documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from the date of the filing of such documents.

Item 8.	Exhibits

Exhibits

4.1	Amended and Restated Certificate of Incorporation of Taylor Morrison Home Corporation (incorporated by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on April 15, 2013).

4.2	Amended and Restated By-laws of Taylor Morrison Home Corporation (incorporated by reference from Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on April 15, 2013).

5.1*	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP regarding the legality of the Class A common stock.

10.1	Taylor Morrison Home Corporation 2013 Omnibus Equity Award Plan, as amended (incorporated by reference to Appendix A to Taylor Morrison Home Corporation’s definitive proxy statement on Schedule 14A filed on April 19, 2017).

23.1*	Consent of Deloitte & Touche LLP.

23.2*	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature pages hereto).

*	Filed herewith.

Item 9.	Undertakings

The Company hereby undertakes:

(a)(1)	To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that, paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by us pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, Taylor Morrison Home Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on May 31, 2017.

TAYLOR MORRISON HOME CORPORATION

By:	/s/ Sheryl D. Palmer
	Name:	Sheryl D. Palmer
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of Sheryl D. Palmer, C. David Cone and Darrell C. Sherman, acting singly, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below on May 31, 2017, by the following persons in the capacities indicated.

Signature	Title

/s/ Sheryl D. Palmer	President and Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)
Sheryl D. Palmer

/s/ C. David Cone	Chief Financial Officer (Principal Financial Officer)
C. David Cone

/s/ Joseph Terracciano	Chief Accounting Officer (Principal Accounting Officer)
Joseph Terracciano

/s/ John Brady	Director
John Brady

/s/ Kelvin Davis	Director
Kelvin Davis

/s/ James Henry	Director
James Henry

/s/ Joe S. Houssian	Director
Joe S. Houssian

/s/ Jason Keller	Director
Jason Keller

/s/ Peter Lane	Director
Peter Lane

/s/ Anne L. Mariucci	Director
Anne L. Mariucci

/s/ David Merritt	Director
David Merritt

/s/ Rajath Shourie	Director
Rajath Shourie

/s/ James Sholem	Director
James Sholem

INDEX TO EXHIBITS

4.1	Amended and Restated Certificate of Incorporation of Taylor Morrison Home Corporation (incorporated by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on April 15, 2013).

4.2	Amended and Restated By-laws of Taylor Morrison Home Corporation (incorporated by reference from Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on April 15, 2013).

5.1*	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP regarding the legality of the Class A common stock.

10.1	Taylor Morrison Home Corporation 2013 Omnibus Equity Award Plan, as amended (incorporated by reference to Appendix A to Taylor Morrison Home Corporation’s definitive proxy statement on Schedule 14A filed on April 19, 2017).

23.1*	Consent of Deloitte & Touche LLP.

23.2*	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature pages hereto).

*	Filed herewith.